UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2011

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In September, the Dynamic Fuels Geismar Plant was taken down for planned annual maintenance to service the reactors for 14 days from September 9 to September 22 after which it was placed back into service. In addition, an unplanned hydrogen supply disruption from the vendor halted production for 2.5 days. During the 13.5 days of plant uptime the plant produced 1.9 million gallons of renewable fuel products. This compares to production of 3.6, 5.4 and 4.6 million gallons of renewable products produced in June, July and August, respectively. The plant’s design rate is 75 million gallons per year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

October 12, 2011	By:	/s/ Karen L. Gallagher

Name: Karen L. Gallagher
Title: Sr. Vice President of Finance and Principal Financial Officer